Exhibit 32
Certificate Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Laureate Education, Inc. on Form 10-Q for the period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Laureate Education, Inc. does hereby certify, to the best of such officer’s knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2025

/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President and Chief Executive Officer

/s/ Richard M. Buskirk
Richard M. Buskirk
Senior Vice President and Chief Financial Officer